CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" or "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 139 to the Registration Statement (Form N-1A, No. 2-11357) of our reports dated October 22, 2008, on the financial statements and financial highlights of Neuberger Berman Climate Change Fund, Neuberger Berman Dividend Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Global Real Estate Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Fund, Neuberger Berman International Institutional Fund, Neuberger Berman International Large Cap Fund, Neuberger Berman Partners Fund, Neuberger Berman Real Estate Fund, and Neuberger Berman Select Equities Fund (thirteen of the series of Neuberger Berman Equity Funds) included in the August 31, 2008 Annual Reports to Shareholders of Neuberger Berman Equity Funds.

/s/Ernst & Young LLP

Boston, Massachusetts
December 17, 2008